UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of

the Securities Exchange Act of 1934

March 28, 2012

Date of Report (Date of earliest event reported)

LOCAL.COM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34197	33-0849123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7555 Irvine Center Drive

Irvine, California 92618

(Address of principal executive offices)

(949) 784-0800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the issuer under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 28, 2012, Local.com Corporation (the “Registrant”) and its wholly owned subsidiaries, Krillion, Inc. and Screamin Media Group, Inc. (“Subsidiaries”) entered into that certain First Amendment to Loan and Security Agreement (the “Amendment”) with Square One Bank, which amends the Loan and Security Agreement by and between the Registrant, the Subsidiaries and Square One Bank dated August 3, 2011 (the “Agreement”). The Amendment modifies the borrowing base eligibility criteria under the Agreement, provides a five (5) day cure period for any Liquidity Ratio violations before any such violation would be deemed an Event of Default under the Agreement, and establishes certain Adjusted EBITDA financial covenant levels for 2012 pursuant to the Agreement.

FORWARD-LOOKING STATEMENTS

The discussion above and the Amendment filed herewith as Exhibit 10.1, includes forward-looking statements, which are based on current expectations and are subject to risks and uncertainties that could cause actual results to differ materially. More information about factors that potentially could affect Registrant’s actual results is included in Registrant’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K for the year ended December 31, 2011, and other subsequent filings.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit 10.1	First Amendment to Loan and Security Agreement dated March 28, 2012, by and among Registrant, Krillion, Inc., Screamin Media Group, Inc. and Square 1 Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCAL.COM CORPORATION

Date: March 30, 2012	By:	/s/ Kenneth S. Cragun
Kenneth S. Cragun
Chief Financial Officer and Secretary

Exhibit Index

Exhibit Number	Description

Exhibit 10.1	First Amendment to Loan and Security Agreement dated March 28, 2012, by and among Registrant, Krillion, Inc., Screamin Media Group, Inc. and Square 1 Bank.